ARTICLES OF ASSOCIATION SYMID COOPERATIE UA

FULL TEXT

of the complete articles of associates of the Cooperative: Symbid Coöperatie U.A., having its registered office in Utrecht.

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ARTICLES OF ASSOCIATION:

ARTICLE 1

DEFINITIONS

In these Articles, the following terms will be understood to have the meanings assigned to them below.

representatives:

persons elected by the clusters to sit on the Members’ Council;

Management Board:

the body charged with managing the cooperative;

cluster:

the body of the Cooperative, formed by the A-, B-, D- or E- Members or the C Member;

Supervisory Director:

a member of the Supervisory Board;

Cooperative:

the cooperative referred to in Article 2;

General Terms:

General Terms Entrepreneurs and Investors applicable to the agreement between A-, B-, D-, E-members on the one side, and FEET and the cooperative on the other side;

Executive Board:

the person charged with preparing and implementing the Management Board’s resolutions;

FEET

The Dutch entity with limited liability established in Soest, The Netherlands; FEET EGI B.V. (www.feet.nl);

annual accounts:

the balance sheet and the profit and loss account, plus the explanatory notes thereto;

Members:

collectively, the A-, B-, D-, E-Members and C Member;

Members’ Council:

the body formed by the Representatives as well as the Representatives’ Meeting;

member:

An A-, B-, D-, E-Member or the C Member;

Platform:

a platform that is available through www.symbid.com or a directly affiliated extension;

Supervisory Board:

if and for as long as it has been established: the organ charged with supervising the Management Board’s policy and the general course of business in the Cooperative and the related business and which is also charged with the other duties imposed upon it by the Articles of Association;

in writing/written:

by letter, fax or e-mail or by a message that is transferred via another accepted means of communication and may be received in writing, provided that the sender’s identity may be established with sufficient certainty;

Foundation:

the foundation having its registered office in Utrecht, the Netherlands: Stichting Symbid;

Part:

a digital unit on the platform representing a value of twenty euro (EUR 20) and classifying as Electronic money as defined in the Dutch Act on Financial Supervision Article 1:1, being issued by FEET, and can be used as a method of payment towards the (to be incorporated) investor cooperatives with limited liability which have an agreement with FEET;

Pledge:

A pledge as defined in the general terms;

Project:

A by resources limited activity to create something;

Admission Fee:

Admission Fee 1 as meant in Article 7.2;

U.A.:

the abbreviation for “exclusion of liability” as defined in Section 2:56 of the Dutch Civil Code [Burgerlijk Wetboek].

ARTICLE 2

NAME, SEAT

1.

The name of the Cooperative is: Symbid Coöperatie U.A.

2.

The Cooperative has its registered office in Utrecht, the Netherlands.

ARTICLE 3

PURPOSE

1.

The purpose of the Cooperative is the promotion of the Members’ interests, including, in particular, its Members’ material needs, by concluding agreements with the Members, in the business that the Cooperative operates, or has operated, to that end and on their behalf. The Cooperative may also enter into agreements as defined in the previous sentence with non-Members, but not to such an extent that the agreements with the Members would be subordinated to the agreements with the non-Members.

2.

The Cooperative’s business comprises the offering of the Platform, where:

a.

a B Member may present a business proposition and one or more A Members may invest in the proposition by making capital and/or knowledge available;

b.

an E member may present a project, where one or more D members can pledge to the project;

with the intention of acting as a global incentive for innovation and entrepreneurship.

3.

The Cooperative attempts to achieve its object by:

a.

offering an open Platform where Members may share knowledge about innovation and entrepreneurship;

b.

offering Members the opportunity for Members to join capital and/or knowledge together in order to realise the business propositions made by the B Members and to raise funds to realize the projects of E members;

c.

acquiring and disposing of, either alone or jointly with third parties, and collaborating with, participating interests or other interests in legal entities, companies and enterprises;

d.

acting as a managing director, partner and/or advisor of other legal entities, companies and enterprises;

e.

taking out and providing loans and/or credit facilities, or causing same to be done, binding itself as a joint and several debtor or as surety for third-party debts or otherwise acquiring financial interests in other legal entities, companies and enterprises, as well as providing other forms of security (such as guarantees and mortgages) for third-party debts;

f.

leasing, leasing out, manufacturing, operating, managing, acquiring, encumbering and alienating movable property and registered property;

g.

acquiring and/or exploiting intellectual and/or industrial property rights, acquiring and exploiting licences, sublicences, patents, techniques and/or permits;

h.

performing any and all other acts of a commercial, industrial or financial nature;

i.

performing all activities relating to, or that may be conducive to, the above, all this in the broadest sense of the terms.

ARTICLE 4

ORGANISATION

1.

The Cooperative includes the following bodies: the Clusters, the Members’ Council, the Management Board and, if and for as long as it has been established: the Supervisory Board.

2.

The Cooperative may also have amici. These will not be Members of the Cooperative.

ARTICLE 5

MEMBERS AND MEMBER CLUSTERS

1.

The Cooperative will have A Members, B Members, one C Member, D Members and E members.

2.

A Members may only be natural persons or legal entities who, based on an agreement with the Cooperative, support a business proposition on the Platform by contributing capital or knowledge. These Members will also be referred to on the Platform as “investors”. The A Members form the A Cluster.

3.

B Members may only be natural persons or legal entities who, based on an agreement with the Cooperative, present or have presented a business proposition on the Platform. They will use the Platform to bring their ideas to fruition and to present their business propositions in order to obtain the knowledge and capital necessary to make their ideas into reality. These B Members will also be referred to on the Platform as “entrepreneurs”. The B Members form the B Cluster.

4.

The C Member may only be the Foundation or, instead of and thus as a successor to the Foundation, a company with the same purpose as the Foundation. The C Member forms the C Cluster.

5.

D Members may only be natural persons or legal entities who, based on an agreement with the Cooperative, support a project on the Platform by contributing pledges or knowledge. These Members will also be referred to on the Platform as “pledgers”. The D Members form the D Cluster.

6.

E Members may only be natural persons or legal entities who, based on an agreement with the Cooperative, present or have presented a project on the Platform. They will use the Platform to bring their ideas to fruition and to present their project in order to obtain the knowledge and funds necessary to make their ideas into reality. These E Members will also be referred to on the Platform as “project placers”. The E Members form the E Cluster.

ARTICLE 6

APPLYING FOR MEMBERSHIP

1.

Applications for membership must be submitted in writing to the Management Board by completing a form on the Platform. The applicant will provide all information required by the Management Board and will indicate whether he wishes to be an A Member or a B Member.

2.

At the time of submitting an application, no applicant may:

a.

be bankrupt;

b.

have been granted a suspension of payments;

c.

be subject to a statutory composition scheme; and

d.

have been declared legally incompetent.

3.

The Management Board will decide on a membership application as soon as possible but within one (1) month of the date of registration and will inform the applicant of its decision in writing. The Management Board is not obliged to provide grounds for its decision.

4.

If membership is denied, the applicant who has been denied may appeal the denial to the Members’ Council within one (1) month of the date of notification or of the expiry of the term referred to in paragraph 3. The appeal must be submitted to the Management Board in writing. The Members’ Council may decide at its next meeting on whether or not to grant the applicant membership.

5.

Upon admission, the Member will be notified of the membership number under which the member is recorded in the Cooperative’s membership register. The Member will receive a copy of the Cooperative’s Articles of Association and standing rules.

ARTICLE 7

SOME OBLIGATIONS AND RIGHTS

1.

The Members of the Cooperative will not owe an annual contribution.

2.

Every applicant who requests a B or E membership and is registered in the Trade Register will pay a fee to the Cooperative (‘Admission Fee’). The Admission Fee will be determined by the Management Board.

3.

Each A Member and B Member will have the right to purchase Parts for twenty euro (EUR 20, exclusive of administration and transaction costs) each and to allocate those parts to business propositions presented by the B Members. There is no maximum amount imposed on the amount an A Member or B Member may spend on Parts.

4.

Each A Member and B Member will have the right to provisionally allocate one of more of their own Parts to one or more business propositions presented by B Members. The allocation will be final if and as soon as a business proposition has been allocated the necessary number of Parts.

5.

In addition to financially supporting business propositions, each A Member and B Member will be entitled to offer knowledge, free of monetary charge or an obligation to contribute Parts, to assist a B Member in achieving the goal in the proposition. B Members are not obliged to use the knowledge provided to them.

6.

Each D Member and E Member will have the right to pledge to one or more projects presented by E Members. The allocation will be final if and as soon as a project has been allocated the necessary pledges.

7.

The amount spent on Parts and pledges may be reclaimed at FEET according to the General Terms and Conditions Entrepreneurs and Investors.

ARTICLE 8

MEMBERSHIP REGISTER

1.

The Management Board will keep a register in which the names and e-mail addresses, of all of the Members, as well as their membership type, membership numbers and names of the Representatives, will be recorded. Further the register might include the address of a Member. The Management Board may delegate this duty to a third party under the Management Board’s responsibility.

2.

Each Member is obliged to inform the Management of any change in personal information.

3.

The membership register will also note the termination of a membership right, as well as the effective date and method of termination.

4.

The membership register is numbered by Member is meticulously kept by the Management Board.

5.

The register is available for examination by all Members.

ARTICLE 9

NO TRANSFER OF MEMBERSHIP BY A MEMBERS, B MEMBERS, D MEMBERS and E MEMBERS;

LIMITED TRANSFER OF MEMBERSHIP BY THE C MEMBER

1.

The memberships of A Members, B Members, D Members and E Members are personal and non-transferable.

2.

The membership of the C Member is only transferable to a legal entity with the same purpose as the Foundation. The transfer of membership requires the execution of a deed with notification of the Cooperative.

ARTICLE 10

TERMINATION OF MEMBERSHIP

1.

A Member’s membership ends:

a.

pursuant to the member’s death;

b.

if a Member that is a legal entity ceases to exist, even if that cessation is caused by a statutory merger or demerger;

b.

by a Member’s cancellation;

c.

by the Cooperative’s cancellation;

d.

by disqualification (dismissal) by the Cooperative.

2.

If a membership ends pursuant to the member’s death or if the member will not exist any longer, as soon as the Board receives such a message, the parts or pledges which were allocated to one ore more propositions of B-members and/or E-members will be de-allocated and the amount spent on Parts or pledges by the former member can be reclaimed at FEET as descibed in the General Terms and Conditions.

3.

If a membership ends with other reasons then described in Article 10.2, the parts or pledges which were allocated to one ore more propositions of B-members and/or projects of E-members will be de-allocated and the amount spent on Parts or pledges by the former member can be reclaimed at FEET as descibed in the General Terms and Conditions.

ARTICLE 11

CANCELLATION OF MEMBERSHIP BY A MEMBER

1.

A membership may only be cancelled by a Member as of the end of a financial year, provided that the cancellation is effected in writing and with due observance of a term of notice of at least one (1) month.

This notwithstanding, a membership may be terminated by a Member with immediate effect:

a.

if continuation of the membership may not reasonably be required of the Member;

b.

within one (1) month of a Member’s being notified or becoming aware of a decision restricting membership rights or increasing the obligations associated with membership, unless that decision pertains to a change in financial rights and obligations;

c.

within one (1) month of a Member’s being notified or becoming aware of a resolution regarding a statutory merger and/or demerger or to convert the Cooperative into another legal form.

2.

If a cancellation has not been effected on time, membership will continue until the end of the next financial year.

3.

The cancelling Member will receive a written confirmation of that cancellation from the Management Board.

ARTICLE 12

CANCELLATION OF A MEMBERSHIP BY THE COOPERATIVE

1.

The Cooperative may only cancel a membership as of the end of a financial year. The cancellation will be effected by the Management Board, in writing, with a statement of the reasons for the cancellation and with due observance of a term of notice of at least one (1) month. This notwithstanding, a membership may be terminated by the Cooperative with immediate effect if continuation of the membership may not reasonably be required of the Cooperative.

2.

A resolution to cancel a membership may only be taken by the Management Board.

3.

If a cancellation has not been effected on time, membership will continue until the end of the next financial year.

4.

The cancellation may not be appealed to the Members’ Council.

ARTICLE 13

MANDATORY CANCELLATION OF A MEMBERSHIP BY THE COOPERATIVE

In accordance with the first sentence of Article 12(1), the Management Board will be authorised to cancel a Member’s membership if the agreement with the Member to which the General Terms and Conditions apply is cancelled and/or if the rights the Member derives from said agreement are suspended.

ARTICLE 14

DISQUALIFICATION BY THE COOPERATIVE

1.

Disqualification from membership may only be pronounced if a member has acted in violation of the Cooperative’s Articles of Association, standing rules or decisions/resolutions or if a member has unreasonably harmed the Cooperative.

The disqualification will be effected by the Management Board.

2.

The Management Board will send notification of a disqualification resolution by mail as soon as possible to the relevant Member, with that notification reciting the facts based on which the resolution was passed.

The relevant Member will be authorised to file an appeal with the Members’ Council, as outlined below, within one (1) month of said Member’s receipt of the notification.

Should the Member choose not to appeal the resolution, then the membership will end one (1) month after the date on which the aforementioned notification was sent.

ARTICLE 15

APPEALING A DISQUALIFICATION

1.

A Member who is disqualified from membership may appeal the relevant resolution to the Members’ Council. The provisions in Article 17 will then apply mutatis mutandis.

2.

The Members’ Council may either affirm or vacate the resolution passed by the Management Board.

3.

The appealing Member will be suspended while the appeal is being handled.

4.

If the appeal results in an affirmation of the resolution, the membership will end on the date of the Members’ Council affirmation resolution.

5.

A Member will not be permitted to exercise membership-related rights during the suspension period, although the membership-related obligations will still have to be met.

ARTICLE 16

SUSPENSION OF A MEMBER

The Management Board may suspend a Member who contravenes the Articles of Association, standing rules or resolutions passed by the Cooperative, or a Member who unreasonably harms the Cooperative, with the Management Board to set said suspension at a period of no longer than six (6) months.

A Member to be suspended will be allowed to attend the Meeting during which his or her suspension is to be discussed, and will be allowed to address the Members’ Council in that respect.

The suspension may not be appealed to the Members’ Council.

If a Member who is also a Representative is suspended, the suspension as a Member will also constitute suspension as a Representative.

ARTICLE 17

OBLIGATION TO AFFORD MEMBERS A HEARING

Before a resolution to cancel or disqualify a Member may be passed, the Member to whom the resolution pertains must be afforded an opportunity to assert a defence at a meeting of the Management Board.

ARTICLE 18

MANAGEMENT BOARD: COMPOSITION

1.

The Cooperative has a Management Board comprising at least three (3) but no more than seven (7) Managing Directors, with the number to be established by the Members’ Council. Both natural persons and legal entities may serve as Managing Directors.

2.

The Members’ Council will appoint Managing Directors for an unlimited period of time from the Members of the Cooperative or from outside the Cooperative. The Managing Directors may promulgate their own rules establishing their selection procedure and job profiles.

3.

The Management Board will include a Chair, Secretary and Treasurer. The Chair will be elected. The Management Board will assign the other positions. The positions of Secretary and Treasurer may be vested in one and the same person.

4.

The Management Board will retain its powers even if there are one or more vacancies. Any vacancies will be filled as soon as possible.

5.

If one or more Managing Directors are absent or unable to act, the remaining Managing Directors will be charged with the Cooperative’s management. If any or all of the Managing Directors are absent or unable to act, then one or more persons designated by the Members’ Council – whether or not from the Members’ Council’s own midst – will be charged with the Cooperative’s management.

6.

Managing Directors will receive no remuneration for their work, but will be entitled to have their reasonably incurred expenses reimbursed. These expenses will be reported and explained in the annual accounts.

ARTICLE 19

MANAGEMENT BOARD: SUSPENSION AND DISMISSAL

1.

A Managing Director’s position may be terminated by:

a.

the Managing Director’s death, or, if the Managing Director is a legal entity, if that legal entity ceases to exist, even if that cessation is caused by a statutory merger or demerger;

b.

being declared bankrupt, being granted a provisional or final suspension of payments or if the Managing Director becomes subject – including provisionally – to debt restructuring arrangement for natural persons;

c.

losing the free disposal of his or her assets;

d.

voluntary resignation;

e.

being dismissed by the Members’ Council as set forth in paragraph 3 of this Article.

2.

A resolution by the Members’ Council to dismiss a Managing Director as set forth in paragraph 3 of this Article must be passed by a two-thirds (2/3) majority of the validly cast votes.

3.

The Members’ Council may suspend or dismiss a Managing Director at any time. One ground for dismissal may be a change in the management board at a legal entity serving as a Managing Director. A Managing Director is obliged to report such a change to the other Managing Directors. A Managing Director may also be suspended by the Supervisory Board. The Managing Director in question will be given the opportunity to account for his actions at the Members’ Council. He may retain legal counsel for that purpose. The suspension of a Managing Director may be extended one or more times. The suspension will lapse if the Members’ Council does not resolve – within three (3) months of the effective date of the suspension – to remove the Director in question from office or to terminate or maintain the suspension. Suspensions can be maintained for a maximum period of three (3) months, commencing on the date on which the resolution to maintain the suspension is passed.

ARTICLE 20

MANAGEMENT BOARD: DECISION-MAKING PROCESS

1.

The Management Board will meet as often as the Chair, Supervisory Board or two (2) Managing Directors consider necessary.

2.

Meetings will be convened by the Chair, Supervisory board or two (2) Managing Directors in writing, along with a statement of the items to be addressed, with notice of at least seven (7) days.

3.

Valid resolutions may only be passed if all of the Managing Directors have been convened and more than half of them are present at the meeting. If the requirements regarding convening the meeting as set forth in paragraph 2 are not duly complied with, valid resolutions may nevertheless be passed by unanimous vote at a meeting of the Management Board at which more than half the Managing Directors are present and all of them are represented, all of this without prejudice to the provisions of paragraph 12 of this Article.

4.

Access to meetings of the Management Board will be granted to Managing Directors, Supervisory Directors and persons invited by the Management Board.

5.

A Managing Director may grant a written proxy to a fellow Managing Director to represent him at a meeting.

6.

The Management Board or a Managing Director may also participate in a Management Board meeting by telephone, video conference or another means of communication, provided that:

a.

all of the participating Managing Directors are informed immediately and without interruption of all activities at the meeting;

b.

the Managing Directors can actively participate in deliberations; and

c.

the Managing Directors may cast their votes.

7.

At Management Board meetings, each Managing Director is entitled to cast one vote. A Managing Director may not participate in deliberations and decision-making if he has a direct or indirect personal interest that is contrary to an interest of the Cooperative or an enterprise affiliated with the Cooperative.

8.

The Management Board will make decisions based on an absolute majority of the validly cast votes, unless these Articles of Association direct otherwise. Blank votes will be deemed not to have been cast. In the event of a tie [on a certain issue], the Members’ Council will decide [the matter] if Managing Director so requests.

9.

All votes will be cast orally unless the Chair, or, if the issue regards the election of persons, any person entitled to cast a vote, demands that the votes be cast in writing, in which case the votes will be cast by unsigned, sealed ballots.

10.

The meetings will be led by the Chair, in whose absence the meeting will choose a leader from its midst. The Chair will decide on all issues regarding meeting procedure. He will be entitled to deny anyone the right to speak and to deny anyone access to the meeting.

11.

The items addressed at a meeting will be recorded in minutes to be taken by the Secretary, in whose absence the Chair of the meeting will appoint a person to take the minutes; said minutes will be adopted at the next meeting and signed by the Chair in token of that adoption.

12.

The Management Board may also pass resolutions outside meetings, provided that all Managing Directors have been afforded the opportunity to vote on the subject of such resolutions and none of them have objected to this form of decision-making. A resolution is passed in this way if an absolute majority of the number of Managing Directors have indicated in writing that they are in favour of the proposal. The documents evidencing the validity of any such resolution will be added to the register of minutes.

ARTICLE 21

MANAGEMENT BOARD: DUTIES AND REPRESENTATION

1.

Subject to the limitations ensuing from the law and these Articles, the Management Board will be charged with the management of the Cooperative.

2.

In fulfilling its duties and exercising its powers, the Management Board will focus on the purpose and interests of the Cooperative.

3.

After obtaining permission from the Members’ Council, the Management Board will be authorised, with due observance of the provisions in these Articles regarding decision-making by the Cooperative, to impose new obligations on the membership.

4.

The Cooperative will be represented by the Management Board. The Cooperative may also be represented by two (2) Managing Directors acting jointly.

5.

If one or more Managing Directors have a conflict of interests with the Cooperation in instances other than those involving concluding an agreement as it would be concluded with all Members in similar circumstances, then the Cooperative will be represented by the other Managing Directors, acting jointly, unless the Members’ Council appoints another representative.

6.

The Management Board is authorised to grant one or more other parties a power of attorney, which may or may not be continuous, for the purposes of representing the Cooperative. The authorised representative will represent the Cooperative with due observance of the limitations of the power of attorney.

ARTICLE 22

EXECUTIVE BOARD: COMPOSITION, APPOINTMENT, SUSPENSION AND DISMISSAL

The Management Board may seek assistance from an Executive Board in preparing and executing management resolutions. The Executive Board will comprise one natural person. The Management Board will appoint the Executive Board. The duties, powers and work methods of the Executive Board will be detailed in standing rules to be drafted by the Management Board in consultation with the Executive Board. The Executive Board will report to the Management Board of the Cooperative.

ARTICLE 23

AGREEMENTS ON BEHALF OF THE MEMBERS

1.

The Cooperative may stipulate discounts and other rights on behalf of its Members and at their expense, provided that these obligations are directly related to the aforementioned rights or if they are stipulated in order to perform activities on Members’ behalf in connection with the provisions under Article 3(3)(a) and (b).

2.

Members cannot evade the obligations that the Cooperative has incurred on their behalf by terminating their memberships.

3.

The Cooperation may exercise stipulated rights for a Member and may also claim damages on the Member’s behalf, unless the relevant Member objects to same.

ARTICLE 24

CLUSTERS: REPRESENTATIVES, TERM OF OFFICE

1.

The Members’ Council comprises as many Representatives as there are Clusters established within the Cooperative.

2.

The Members of each Cluster will appoint a Representative from their midst.

3.

The Representatives may be dismissed at any time by the Members of the Cluster that appointed them.

4.

The Members’ Council will retain its powers even if there are vacancies. The Management Board is obliged to convene a meeting of the relevant Cluster within three (3) months in order to fill the vacancies in accordance with the provisions of this Article.

5.

The Representatives’ term of office will not exceed four (4) years. The Representatives will resign according to a rotation schedule to be prepared by the Members’ Council at the behest of the Management Board. A resigning Member may be reappointed no more than once. Representatives who are appointed to fill interim vacancies will take the place of the person they are replacing on the rotation schedule.

6.

Without prejudice to the provisions of the previous paragraph, a Representative will be removed:

a.

by interim dismissal by the Members of the Cluster that appointed the Representative or by the Representative’s resignation;

b.

if the Representative ceases to be a Member of the Cooperative;

c.

upon becoming a Member of the Management or Supervisory Board of the Cooperative.

7.

Resolutions to dismiss a Representative may only be taken by the Members of a Cluster if they are passed by a majority of at least two-thirds (2/3) of the votes cast, unless the dismissal is being made pursuant to a proposal by the Management Board.

ARTICLE 25

CLUSTERS: MEETING, VOTING RIGHT

1.

The provisions in the last sentence of Article 26(2), Article 26(4) and (5), Article 27, Article 28(1), Article 29 and all but paragraph 2 of Article 30, will apply mutatis mutandis to meetings of the Members of the Clusters, in which context the powers of the Chair of the Management Board will be conferred upon the Representative of the relevant Cluster.

2.

Each Part confers the right to cast one vote at the meetings of the Members of a Cluster.

ARTICLE 26

MEMBERS’ COUNCIL: POWERS AND MEETINGS

1.

The Members’ Council is imbued with all of the powers within the Cooperative that the law confers upon the Members’ Council and that are not conferred upon other bodies by the Articles of Association.

2.

The Members’ Council will meet at least twice per year, of which one (1) Meeting must take place within six (6) months after the end of the financial year in order to address the following items:

a.

adoption of the annual accounts;

b.

discharge of Managing Directors and Supervisory Directors for the management and supervision they have performed in that financial year;

c.

reporting on the Cooperative’s activities;

d.

the filling of any vacancies on the Management Board;

e.

proposals by the board or the Members, which proposals will be on the agenda accompanying the convening notice for the Meeting;

f.

any appeals by an applicant who was denied membership of the Cooperative;

g.

any appeals from Members who have been disqualified for membership rights in the Cooperative.

Meetings of the Members’ Council will also be held as often as the Management or Supervisory Board considers necessary.

3.

The Management Board must be notified of any proposals from Members as meant in paragraph 2(e) of this Article at least two (2) months before the date of the Members’ Council meeting.

In order to afford the Members the opportunity to put proposals on the agenda in good time, the Management Board will inform the Members as soon as possible of the dates of the Members’ Council meetings and will advise Members to put their items on the agenda.

4.

The Management Board is obliged to convene a Members’ Council meeting if (a) at least one (1) Representative submits a request for same and that request contains a list of the items to be addressed or (b) number of Members authorised to cast one-tenth (1/10) of the total number of votes submits a written request for a Members’ Council to be held and that request contains a list of the items to be addressed.

If, in response to such a request, the Management Board fails to take action within fourteen (14) days to schedule a Meeting to occur within four (4) weeks of the date of the request, the Representative or the requesting Members may convene the Members’ Council themselves with due observance of the provisions of these Articles. In that event, the Representative or the parties filing the request may charge persons other than the Managing Directors with the chairmanship of the Meeting and with the responsibility to keep minutes.

The costs of the meeting referred to in this Meeting and the costs of convening the meeting will be borne by the Cooperative.

5.

The Members’ Council may not pass resolutions on items that are not included on the agenda unless all of the Members are present or represented at that Meeting.

ARTICLE 27

MEMBERS’ COUNCIL: CONVENING THE MEETING

1.

The Members’ Council meetings will be convened by the Management Board.

2.

The meetings will be convened in writing by sending the convening notices to the Members and Representatives at the e-mail addresses listed in the register referred to in Article 8. If a given Member or Representative does not so agree, a legible and reproducible convening notice will be be sent to the address of the Member or Representative.

3.

The term for convening a Members’ Council meeting will be at least fourteen (14) days, not counting the date of the convocation and the date of the Members’ Council.

4.

The convening notice will state the place and time of the meeting and will include the meeting agenda.

ARTICLE 28

MEMBERS’ COUNCIL: ACCESS TO THE MEETING

1.

All Members of the Cooperative, the Representatives of the Clusters, the Managing Directors, the Supervisory Directors and the persons invited by the Management Board to attend will be authorised to attend the Members’ Council meeting and be heard there.

Suspended Members and Managing Directors will not be admitted to meetings, on the understanding that they will be admitted to the meeting dealing with the resolution suspending them.

2.

In preparation for the meeting, each Cluster will inform the Cooperative’s Management Board whether the Representative will attend the meeting in person or whether a substitute will attend in the Representative’s stead.

3.

Only Representatives will be entitled to cast a vote in the Members’ Council.

4.

Upon request, the Management Board will inform the meeting of any transactions it has performed and regarding any items that the Management Board is dealing with, investigating or studying, unless a compelling interest on the part of the Cooperative demands non-disclosure.

ARTICLE 29

MEMBERS’ COUNCIL: MEETING LEADERSHIP AND MINUTES

1.

The Members’ Council will meet under the leadership of the Chair of the Management Board. If no Chair is present, the Management Board will choose someone from amongst its number to chair the Members’ Council. If a Chair cannot be appointed in this way, the Members’ Council will appoint a Chair from amongst its number.

2.

The Chair will designate someone to take minutes of every Members’ Council, with those minutes to be adopted and signed by the Chair and the person preparing the minutes.

ARTICLE 30

MEMBERS’ COUNCIL: DECISION-MAKING PROCESS

1.

To the extent the Articles or the law do not provide otherwise, all resolutions of the Members’ Council will be passed by an absolute majority of the validly cast votes.

2.

At the meeting the Representative of the A Cluster may cast one (1) vote, the Representative of the B Cluster may cast one (1) vote,  the Representative of the D Cluster may cast one (1) vote, the Representative of the E Cluster may cast one (1) vote and the Representative of the C Cluster may cast five (5) votes. Abstentions and invalid votes will be regarded as not having been cast. The Management Board may accept electronic votes and attach terms and conditions to same. The Representatives must be informed of these terms and conditions in the convening notice.

Votes that have been cast electronically prior to the meeting, though no earlier than on the thirtieth day before the day of the meeting, will be considered equivalent to votes cast during the meeting.

3.

If there is a tie in the vote on a proposal, the relevant proposal will be rejected.

4.

The opinion expressed by the Chair during a Meeting with respect to the outcome of a vote will be decisive.

The same applies to the substance of an adopted resolution, insofar as the vote was taken on a motion not recorded in writing. If, however, the correctness of the Chair’s opinion is disputed immediately after it is expressed, then a new vote will be held if a Representative so requests. Such new vote will cancel the legal consequences of the original vote.

5.

Representatives may give a written proxy to another Representative with voting rights to cast his or her vote. This proxy may be conferred electronically. A Representative of the Members’ Council may only act as proxy for another Representative of the Members’ Council.

6.

A unanimous resolution adopted, with the prior knowledge of the Management Board, by all Representatives, even if not assembled in a meeting, will have the same force as a resolution adopted by the Members’ Council. The documents evidencing the validity of any such resolution will be added to the register of minutes.

ARTICLE 31

SUPERVISORY BOARD

1.

The Cooperative may pass resolutions to establish a Supervisory Board comprising one or more natural persons. Supervisory Boards may also be appointed from outside the membership.

The Cooperative may also resolve to dissolve the Supervisory Board, which will entail dismissal of any Supervisory Directors serving at that time.

2.

The decision-making regarding establishing and dissolving a Supervisory Board, as well as regarding the appointment and dismissal of its Members and establishing their number, will be effected by the Members’ Council.

3.

The duty of the Supervisory Board will be to supervise the policies of the Management Board and the general course of affairs in the Cooperative and its related business. The Supervisory Board will provide advice to the Management Board. In fulfilling their duties, the Supervisory Directors will orient themselves according to the interests of the Cooperative and its related business.

4.

The following may not be Supervisory Directors:

a.

Managing Directors of the Cooperative; and

b.

Representatives; and

b.

employees of the Cooperative.

5.

The provisions in these Articles regarding the Supervisory Directors or Supervisory Board are only applicable if and for as long as the Cooperative has a Supervisory Board.

ARTICLE 32

INDEMNIFICATION AND DISCLAIMER

1.

The Cooperative cannot hold a Managing Director of the Cooperative liable for any harm or loss the Cooperative incurs as a result of any act or omission on the part of a Managing Director in his or her capacity as a Managing Director of the Cooperative.

2.

The Cooperative will indemnify a Managing Director of the Cooperative with regard to any harm or loss suffered by third parties as a consequence of any act and/or omission on the part of a Managing Director acting in his or her capacity as a Managing Director of the Cooperative and for any damages which a Managing Director is ordered to pay by a court or arbitrator or a settlement agreement concluded with one or more third parties, provided that the defence in the relevant proceedings is asserted by or on behalf of the Cooperative or that the relevant settlement agreement is concluded with the express written approval of the Cooperative and the Managing Director in question has fully cooperated with the assertion of the defence or with the relevant settlement negotiations.

3.

A Managing Director of the Cooperative may not derive any rights from the disclaimer described in paragraph 1 of this Article and the indemnification described in paragraph 2 of this Article if the harm or loss in question is the consequence of that Managing Director’s intentional act or intentional omission. Such intentional act and/or omission will be deemed to exist if that act and/or omission results in, that act or omission was intended to result in, the unjust enrichment in any way whatsoever of the relevant Managing Director and/or other parties affiliated with the Cooperative and/or any third parties.

4.

To the extent that the relevant harm or loss on the part of the Cooperative and/or third parties is insured and a benefit is paid out pursuant to a liability insurance policy and/or any other insurance policy taken out by the Cooperative on its own behalf and/or on behalf of the relevant Managing Director, the relevant Managing Director will have no recourse to the disclaimer and/or indemnification described in this Article and the Managing Director will not be entitled to derive any rights from said disclaimer and/or indemnification.

5.

Harm or loss as meant in this Article must also be understood as referring to any amount to be paid in statutory interest incurred, costs of the proceedings which the Managing Director is ordered to pay and/or the legal fees incurred in order to defend the Managing Director, unless these costs were reasonably incurred and are reasonable in proportion to the magnitude of the harm or loss.

ARTICLE 33

EXCLUSION OF LIABILITY

Neither those who are Members when the Cooperative is dissolved nor those whose Membership is terminated may make any claim of liability against the Cooperative.

ARTICLE 34

ANNUAL ACCOUNTS, ANNUAL REPORT, AUDIT

1.

The Cooperative’s financial year will coincide with the calendar year.

2.

Annually, within six (6)months of the close of the Cooperative’s financial year, unless an extension of this term of no more than five (5) months is granted by the Members’ Council pursuant to special circumstances, the Management Board will prepare the annual accounts and make same available at the Cooperative’s offices for inspection by the shareholders. The Management Board will also make the annual report available for inspection by the Members within this term, unless Section 2:396(7) or Section 2:403 of the Dutch Civil Code [Burgerlijk Wetboek] applies to the Cooperative.

3.

The Members’ Council will adopt the budget. The discharge for the Managing and Supervisory Directors for the management and supervision they performed regarding the Cooperative will be handled as separate agenda items in connection with the annual accounts.

4.

The annual accounts must be signed by all Managing and Supervisory Directors. Should any Managing Director fail to sign, such will be indicated and the reasons for the omission will be given.

5.

The Management Board will make the annual accounts, annual report and the data to be added pursuant to Section 2:392(1) of the Dutch Civil Code available at the Cooperative’s offices for inspection by the Members with effect from the convocation of the Members’ Council meeting intended to deal with the annual accounts. The Members may obtain a copy of these documents free of charge.

6.

In the event and to the extent that the statutory provisions on that subject apply to the Cooperative, the Members’ Council will commission an auditor as referred to in Section 2:393(1) of the Dutch Civil Code to audit the annual accounts and report prepared by the Management Board and to issue a report or an opinion on same. Should the Members’ Council fail to commission an auditor, the Supervisory Board will be authorised to do so. Should the Supervisory Board fail to do so, the Management Board will be authorised to do so. The selection of an auditor will not be restricted by any recommendation. The instructions to the auditor to may at any time be cancelled by the Members’ Council or by the party that issued them.

7.

If the provisions of paragraph 6 do not apply, the Management Board may appoint the aforementioned auditor to perform the work defined in that paragraph. If the Management Board does not engage such an auditor and the Supervisor Board has not provided a written assessment of the annual accounts and report as requested by the Management Board, then, annually, the Members’ Council will appoint a committee of at least two (2) Members, who may not be Managing Directors, to audit the annual accounts and report and issue a report on same.

8.

The auditor will report his findings to the Management and Supervisory Boards. The auditor will set out the results of his investigation in a statement on the correctness and completeness of the annual accounts.

ARTICLE 35

appropriation of profits

1.

Subject to the approval of the Supervisory Board, all or part of the profit generated in the most recently ended financial year may be reserved; any profit not reserved will be at the disposal of the Members’ Council. If the Members’ Council resolves to distribute a profit, the profit will be distributed to a Member based on the proportion the number of parts or pledges that particular Member holds on the Platform bears to the number of all Parts and all pledges the Members hold on the Platform.

2.

Profits will be distributed only after adoption of the annual accounts from which it is apparent that such distributions are permitted. Subject to the approval of the Supervisory Board, the Management Board may resolve to make an interim distribution of the profit generated in the current financial year.

3.

Unless the Members’ Council sets another term for doing so, distributions made to the Members from profit generated in the most recently ended financial year must be made within thirty (30) days after the resolution to distribute the profit has been passed.

4.

Losses may only be offset against reserves prescribed by law if and to the extent permitted by law.

5.

The provisions of the foregoing paragraphs will apply mutatis mutandis to a resolution passed by the Members’ Council to distribute all or part of a reserve to the Members.

ARTICLE 36

AMENDMENT TO THE ARTICLES OF ASSOCIATION, STATUTORY MERGER, STATUTORY DEMERGER

1.

The Cooperative’s Articles of Association cannot be amended except by a resolution passed by the Members’ Council. Any resolution passed by the Members’ Council to amend the Articles of Association must have been approved in advance, in writing, by the Foundation.

2.

A resolution by the Members’ Council to amend the Articles of Association must be passed unanimously during a meeting where all Representatives are present or represented.

3.

The amendment to the Articles of Association will not take effect until a notarial deed containing same amendment has been executed. Each Managing Director will be authorised to have such deed executed.

4.

The foregoing provisions of this Article will apply mutatis mutandis to a resolution to undergo a statutory merger or demerger.

ARTICLE 37

DISSOLUTION

1.

The Cooperative may be dissolved pursuant to a resolution adopted by the Members’ Council. The provisions in paragraphs 1 and 2 of the previous Article will apply mutatis mutandis to a resolution to dissolve the Cooperative.

2.

Insofar as such is required for the liquidation of its assets, the Cooperative will continue to exist after it has been dissolved. In documents and announcements from the Cooperative, the phrase ‘in liquidation’ must be added to its name.

3.

Unless the Members’ Council resolves otherwise, the dissolution will be handled by the Management Board.

4.

Any positive balance will be distributed to the Members in proportion to the number of Parts or the amount of pledges they hold.

ARTICLE 38

STANDING RULES

1.

The Management and Supervisory Boards, as well as the Members’ Council, may promulgate one or more standing rules that will arrange matters that are not provided for, or not provided for in full, in these Articles.

2.

Such rules and regulations may not contain provisions contrary to the law or these Articles.

3.

The standing rules are binding on all of the Cooperative’s Members and bodies.

4.

The body of the Cooperative that is authorised to establish standing rules is also authorised to establish amendments to those standing rules.